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                                                                    Exhibit 99.1
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                             Conference Call Script
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          Introduction - Eric Norris
          --------------------------

     o Good morning and welcome everyone to a discussion of FMC's announcement that it is selling 3,250,000 shares of common stock through a transaction with Salomon Smith Barney.

     o I would like to remind everyone that our discussion today will encompass certain statements which are forward-looking and subject to various risks and uncertainties concerning specific factors summarized in the corporation's 2001 Form 10-K and other SEC filings. Such information represents our best judgment as of this moment based on information currently available. Actual results may vary based upon these risks and uncertainties.

     o Bill Walter, Chairman, President and CEO, will discuss the rationale for this recent issuance and reasons for the timing of the equity issuance. Because of restrictions under federal securities laws, we will not be taking any questions.

     o    I will now turn the call over now to Bill Walter. Bill,


Bill Walter Comments:

     o Thanks Eric, and good morning to all of you. Let me begin by reviewing the highlights of our recent announcement:

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          >>   FMC has announced the sale of 3,250,000 of common stock to
               Salomon Smith Barney in a transaction which commenced shortly after 4:00PM eastern daylight time on June 5th.

          >>   Net proceeds will be used to reduce short-term borrowings.

          >> This action enhances our financial flexibility and we expect that it will be followed later this year by a refinancing of portions of our long-term debt.

     o Before I get into the rationale for today's action, let me reiterate my confidence in the inherent quality of FMC's individual businesses and our overall portfolio.

     o With that said, the rationale for issuing equity is quite straightforward: we have completed a strategic review of our business with a view toward concentrating our focus on areas with the greatest growth potential. In that regard, we will continue to evaluate opportunities for divestiture of non-strategic businesses. We also intend to evaluate opportunities for targeted strategic acquisitions in areas that complement our growth businesses. We believe that completion of this offering will help us to strengthen our financial condition and enhance our financial flexibility in carrying out our strategic plan. By issuing equity, we believe we will be able to act upon opportunities to grow the company when those opportunities present themselves. I firmly believe that a more focused company with greater growth potential is the way to create maximum value out of our current portfolio.

     o We have also taken action to issue equity now because we believe the market is receptive and the opportunity is right. As you know, companies and entire

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          industries that had been foreclosed to the equity market for years are issuing equity now. A number of chemical companies - RPM, Olin, IMC, OM Group and Ferro - have issued equity already this year.

     o Finally the equity offering is the first step in a larger refinancing effort. Later this year, we expect to replace a significant amount of our term debt and our expiring bank revolver. This equity action will help us maintain our investment grade rating, ultimately allowing us to secure more favorable rates on all our debt.

     o A receptive equity window, the pursuit of our strategic plan, our desire to refinance our current debt maturities and our belief that we still have some time yet before we see a significant economic recovery all have given rise to our decision to issue equity.

     o My intent in today's remarks was to indicate how serious we are about creating growth for the company longer term. I am sure you understand that in light of the offering , we are constrained in being able to go into further detail. As always, for questions pertaining to FMC outside of this offering, please feel free to contact Eric. Thanks for your time this morning.

     o    ----END CALL----